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Exhibit 10.2

SECURITY TRUSTEE AGREEMENT

        THIS SECURITY TRUSTEE AGREEMENT dated as of January 22, 2004 (this "Agreement") is among (i) Deutsche Trustee Company Limited as security trustee (in such capacity, together with its successors and assigns, the "Security Trustee") for the Holders (as hereinafter defined), (ii) Deutsche Bank Trust Company Americas, as Trustee pursuant to the terms of the Indenture (as defined below) for the Holders (the "Trustee"), for itself and on behalf of the Holders, (iii) Concordia Bus Nordic AB, a company incorporated in Sweden (the "Company"), and (iv) the Guarantors as defined in the Indenture described below.

RECITALS:

        A.    WHEREAS, the Company, the Guarantors and the Trustee have entered into an Indenture (the "Indenture", a form of which is attached) dated as of January 22, 2004, under which the Company issued its 9.125% Senior Secured Notes due August 1, 2009 (the "Notes") which are guaranteed by the Guarantors.

        B.    WHEREAS, in order to secure the obligations of the Company and the Guarantors under the Indenture, and the Notes, the Company and the Guarantors have executed and delivered certain security documents in favor of the Security Trustee for the benefit of the Trustee and the Holders as more particularly set forth in the Indenture (the "Security Documents").

        C.    WHEREAS, the Trustee and the Holders desire that the Security Trustee act on behalf of the Trustee and the Holders regarding the Collateral (as defined in the Indenture) and the parties have entered into this Agreement to further define the rights, duties, authority and responsibilities of the Security Trustee.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged the parties hereto agree as follows:

ARTICLE I
DEFINITIONS; REPRESENTATIONS

1.1   Definitions

        As used in this Agreement, the following terms shall have the meanings assigned to them below. Any capitalized term used herein which is not defined in this Agreement shall have the meaning assigned to it in the Indenture.

        "Obligations" shall mean collectively all indebtedness, obligations and liabilities of the Company and the Guarantors to the Trustee, the Holders and/or the Security Trustee under and pursuant to the Indenture, the Notes, this Agreement and/or the Security Documents.

1.2   Representations

        Each party hereto represents and warrants to each other party hereto that: it has all requisite power and authority to enter into this Agreement; this Agreement has been duly and validly authorized, executed and delivered by it; and this Agreement constitutes its valid and legally binding obligation enforceable in accordance with its terms.

ARTICLE II
APPOINTMENT AND AUTHORIZATION OF SECURITY TRUSTEE

        The Trustee, on its behalf and on behalf of the Holders, designates and appoints the Security Trustee to act as the security trustee for it under this Agreement and in respect of the Collateral under the Security Documents, and the Trustee and each Holder authorizes the Security Trustee, as security trustee acting on behalf of itself and for the Trustee and each Holder, to execute and deliver each of the Security Documents and all other instruments relating to the Collateral and to take such action under the provisions of the Security Documents and all other instruments relating thereto, and to exercise such powers and perform such duties as are expressly delegated to the Security Trustee by the terms hereof and thereof, together with such other powers as are reasonably incidental thereto. The Company and each Guarantor acknowledges and consents to the foregoing designation, appointment and authorization of the Security Trustee by the Trustee. The Trustee and each Holder, and the Company and each Guarantor, acknowledge and agree that the Security Trustee shall hold the Collateral for the benefit of itself, the Holders and the Trustee.

        The Company and each Guarantor acknowledge and agree (i) that the Security Documents do, and may, provide benefits not only to the Holders but also to the Trustee and the Security Trustee and secure obligations owed not only to the Holders but also to the Trustee and the Security Trustee pursuant to the Security Documents and (ii) that the Security Trustee shall hold the Collateral for the benefit of the Security Trustee as well as the Holders and the Trustee.

ARTICLE III
SECURITY TRUSTEE PROVISIONS

3.1   Delegation of Duties

        The Security Trustee may exercise its powers and execute any of its duties under this Agreement and the Security Documents by or through employees, custodians, agents or attorneys-in-fact and shall be entitled to take and to rely on advice of counsel concerning all matters pertaining to such powers and duties. The Security Trustee may utilize the services of such Persons as the Security Trustee in its sole discretion may determine, and all fees and expenses of such Persons shall be borne by the Company and the Guarantors pursuant to the terms of the Security Documents and this Agreement.

3.2   Exculpatory Provisions

        The Security Trustee and its officers, directors, employees, agents, custodians, attorneys-in-fact and affiliates shall not be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or the other Security Documents, the Indenture or the Notes (except for its or such Person's liability for its own or such Person's own gross negligence or willful misconduct) or (ii) responsible or liable in any manner to the Trustee or any Holder for (a) any recitals, statements, representations or warranties made by the Company, a Guarantor or any officer thereof contained in any Security Document, the Indenture or the Notes or in any certificate, report, statement or other document referred to or provided for in, or received by, the Security Trustee under or in connection with this Agreement, any Security Document, the Indenture or the Notes, (b) for the legality, value, validity, effectiveness, genuineness, enforceability or sufficiency of the Security Documents, (c) for any failure of the Company or any Guarantor to perform its obligations thereunder, (d) the existence, genuineness, value or protection of any Collateral securing the Notes, or (e) the creation, perfection, priority, sufficiency or protection of any of the Liens, or for any defect of deficiency as to any such matters, or for any failure to demand, collect, foreclose or realize upon or otherwise enforce any of the Liens or Security Documents or any delay in doing so. The Security

Trustee shall not be under any obligation to the Trustee or the Holders to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, the Security Documents, the Indenture or the Notes.

3.3   Reliance by Security Trustee

        Except for the gross negligence or willful misconduct of the Security Trustee, the Security Trustee shall be entitled to rely, and shall be fully protected in relying, upon (i) any writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or facsimile message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and (ii) any advice and/or statements of legal counsel (including, without limitation, counsel to the Company or any Guarantor), independent accountants or other experts selected by the Security Trustee; and the Security Trustee shall not be liable to any other person for any action taken or omitted under, in connection with, or pursuant to this Agreement, the Security Documents, the Indenture or the Notes in accordance with any such writing, resolution, notice, consent, certificate, letter, telecopy, telex or facsimile message, statement, order or other document or conversation or any advice or statement of legal counsel, independent accountants or other experts. Notwithstanding any other provision of this Agreement or any Security Document, the Security Trustee (i) shall not take any action in respect of any Collateral or the Trustee's or the Holders' rights or interests therein upon any advice, instruction or direction from the Company or any Guarantor lest it shall have first received advice or concurrence of the Trustee to take such action and, (ii) shall be fully justified in failing or refusing to take action under this Agreement or the Security Documents, and shall suffer no liability for so doing, unless it shall first receive such advice or concurrence of the Trustee, as is contemplated by Article IV hereof and it shall first be indemnified to its reasonable satisfaction by Persons satisfactory to the Security Trustee against any and all liability and expense which may be incurred by it by reason of taking, continuing to take or refraining from taking any such action. The Security Trustee, in all cases, shall be fully protected in acting, or in refraining from acting, under this Agreement and the Security Documents in accordance with Article IV, and any action taken or failure to act pursuant thereto shall be binding upon the Trustee and the Holders. The Security Trustee shall be at liberty to accept as sufficient evidence a certificate signed or purported to be signed on behalf of the Trustee to the effect that any particular dealing, transaction, step or thing is, in the opinion of the Trustee, authorized, requested, suitable or expedient or as to any other fact or matter upon which the Security Trustee may require to be satisfied and the Security Trustee shall be in no way bound to call for further evidence or to be responsible for any loss that may be occasioned by acting on any such certificate.

3.4   Indemnification

        The Company and each Guarantor jointly and severally agree to indemnify the Security Trustee in its capacity as such from and against, and hold it harmless against, any and all liabilities, or the obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time be imposed on, incurred by or asserted against the Security Trustee in any way relating to or arising out of, in connection with or pursuant to this Agreement, the Security Documents, the Indenture or the Notes in connection with the exercise or performance of any of its powers or duties thereunder, and any loss, liability, expense or claim arising out of its possession or control of the Collateral, provided that neither the Company nor any Guarantor shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting from the Security Trustee's gross negligence or willful misconduct. This Section 3.4 shall survive the termination of this Agreement.

3.5   Deduction from Proceeds

        The Security Trustee shall be entitled to deduct all amounts owing to it pursuant to this Agreement, the Security Documents, the Indenture or the Notes or any other indemnification provision granted to it pursuant to, or in connection with, this Agreement, the Security Documents, the Indenture or the Notes from any proceeds from enforcement of, or other realization upon, the Collateral and any amounts distributed to, or received by, it pursuant to the Security Documents.

3.6   Provision of Information

        The Trustee shall provide the Security Trustee with all necessary directions and information as it may reasonably require for the purposes of carrying out its duties and obligations under this Agreement. The Company and the Guarantors shall provide the Security Trustee with all necessary information as it may reasonably require for the purposes of carrying out its duties and obligations under this Agreement.

ARTICLE IV
ACTIONS BY SECURITY TRUSTEE

4.1   Duties; Obligations

        The only duties and obligations which the Security Trustee shall have are those set forth in this Agreement and in the Security Documents. The Security Trustee shall not be required to take any action or exercise any rights, remedies, powers or discretions under or in connection with this Agreement beyond those which the Trustee shall specifically instruct the Security Trustee in writing to take or exercise and then only to the extent stated in the Trustee's specific instructions in writing. Notwithstanding the foregoing, the Security Trustee may refrain from doing anything which would or might in its opinion be contrary to this Agreement, the Security Documents, the Indenture or the Notes any law of any jurisdiction or any directive or regulation of any agency of any state, or which would or might otherwise render it liable to any person and may do anything which is, in its opinion, necessary to comply with any such law, directive or regulation.

4.2   Requesting Instructions

        The Security Trustee may at any time request directions from the Trustee as to any course of action or other matter relating to the performance of its duties under this Agreement and the Security Documents and the Trustee shall promptly comply with such request.

4.3   Administrative Actions

        The Security Trustee shall have the right to take such actions, or omit to take such actions, hereunder and under the Security Documents not inconsistent with the instructions of the Trustee, or the terms of the Security Documents and this Agreement or which is, in the reasonable opinion of the Security Trustee, necessary to comply with any law, directive or regulation, including without limitation actions the Security Trustee deems necessary or appropriate to perfect or continue the perfection of the Liens on the Collateral for the benefit of the Trustee and the Holders or to protect or insure the Collateral. Except as provided above and as otherwise provided pursuant to applicable law, the Security Trustee shall have no duty as to the collection or protection of the Collateral or any income thereon, nor as to the preservation of rights against prior parties, nor as to the preservation of rights pertaining to the Collateral beyond the safe custody of any Collateral in the Security Trustee's possession.

4.4   Exercise of Remedies

        Except as otherwise provided in Section 4.3, the Security Trustee shall only be authorized to take such actions under the Security Documents and to enforce or prepare to enforce the remedies available under such Security Documents as are approved in a written notice by the Trustee. In furtherance of the foregoing, the Security Trustee agrees to make such demands and give such notices under the Security Documents as may be requested by, and to take such action to enforce the Security Documents and to foreclose upon, collect and dispose of the Collateral or any portion thereof as may be directed by the Trustee; provided, however, that the Security Trustee shall not be required to take any action that is in its opinion contrary to the terms of the Indenture, the Security Documents or this Agreement or the law of any jurisdiction or any directive or regulation of any agency or state, and the Security Trustee shall not be required to take any action unless indemnified in accordance with the provisions of Sections 3.3.

4.5   Sharing and Application of Proceeds

        The Trustee, on behalf of itself and the Holders, agrees all amounts owing with respect to the Obligations shall be secured pro rata in favor of the Security Trustee without distinction as to whether some Obligations are then due and payable and other obligations are not then due and payable. Upon any realization upon the Collateral by the Security Trustee, the Trustee and the Holders agree that the proceeds thereof shall be applied in accordance with Section 506 of the Indenture.

4.6   Resignation or Termination of Security Trustee

        The Security Trustee may resign as Security Trustee upon not less than 30 days' written notice to the Trustee (with a copy to the Company on behalf of itself and each Guarantor), such resignation to take effect upon the acceptance by a successor Security Trustee of its appointment as the Security Trustee hereunder. In addition, the Trustee may remove the Security Trustee, with or without cause, upon not less than 3 days' written notice by giving written notice thereof to the Security Trustee. Upon any such resignation or removal, the Trustee shall have the right to appoint a successor Security Trustee which meets the eligibility requirements of Section 4.8. If no successor Security Trustee shall have been so appointed and shall have accepted such appointment in writing within 30 days after the retiring Security Trustee's giving of notice of resignation or its removal, then the retiring Security Trustee may, on behalf of the Trustee and the Holders, appoint a successor Security Trustee which meets the eligibility requirements of Section 4.8, and the Company and the Guarantors agree to pay such reasonable fees and expenses of any such appointee as shall be necessary to induce such appointee to agree to become a successor Security Trustee hereunder. Upon acceptance of appointment as Security Trustee and notice of such appointment to the Trustee (with a copy to the Company on behalf of itself and each Guarantor), such successor shall thereupon and forthwith succeed to and become vested with all the rights, powers and privileges, immunities and duties of the retiring Security Trustee, and the retiring Security Trustee, upon the signing, transferring, assigning and setting over to such successor Security Trustee of all rights, moneys and other collateral held by it or under its control in its capacity as Security Trustee, shall be discharged from its duties and obligations hereunder. After any retiring Security Trustee's resignation or removal as Security Trustee, Articles III and IV of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it acted as Security Trustee.

4.7   Succession of Successor Security Trustee

        Any successor Security Trustee appointed hereunder shall execute, acknowledge and deliver to the Trustee and the predecessor Security Trustee an instrument accepting such appointment, and thereupon such successor Security Trustee, without any further act, deed, conveyance or transfer, shall become vested with the title to the Collateral, and with all the rights, powers, duties and obligations of the predecessor Security Trustee in the trust hereunder, with like effect as if originally named as Security Trustee herein.

        Upon the request of any such successor Security Trustee, however, the Trustee and the predecessor Security Trustee shall promptly execute and deliver such instruments of conveyance and further assurance and do such other things as may reasonably be required for more fully and certainly vesting and confirming in such successor Security Trustee its interest in the Collateral and all such rights, powers, duties and obligations of the predecessor Security Trustee hereunder, and the predecessor Security Trustee shall also promptly assign and deliver to the successor Security Trustee any and all Collateral subject to the Lien and security interest under any Security Document which may then be in its possession or under its control.

4.8   Eligibility of Security Trustee

        Any successor Security Trustee shall be a bank or trust company in good standing, organized under the laws of the United States of America or of any state thereof, or a member state in the European Union (as comprised on the date hereof) having capital, surplus and undivided profits aggregating at least $500,000,000 (or the foreign currency equivalent thereof), willing and able to accept the duties hereunder upon reasonable and customary terms and entitled pursuant to applicable legislation to act as a trustee in any jurisdiction in which any Collateral may be located and to carry out the functions of a custodian trustee.

4.9   Successor Security Trustee by Merger

        Any corporation or other Person into which the Security Trustee may be merged or with which it may be consolidated, or any corporation or other Person resulting from any merger or consolidation to which the Security Trustee shall be a party, or any state or national bank or trust company in any manner succeeding to the corporate trust business of the Security Trustee as a whole or substantially as a whole, if eligible as provided in Section 4.8, shall be the successor of the Security Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything to the contrary contained herein notwithstanding.

4.10 Compensation and Reimbursement of Security Trustee

        The Company and the Guarantors agree jointly and severally:

(a)
to pay to the Security Trustee all of its out-of-pocket expenses, including but not limited to fees and expenses of its counsel, pursuant to the terms of the Security Documents and/or resulting from or relating to its acting as Security Trustee pursuant to this Agreement and under the Security Documents including, for the avoidance of doubt, fees and expenses relating to its appointment as Security Trustee and the arrangements related thereto;

(b)
to pay to the Security Trustee from time to time compensation for all services rendered by it hereunder as agreed separately between the parties in writing; and

(c)
to reimburse the Security Trustee upon its request for all expenses, disbursements and advances incurred or made by or on behalf of the Security Trustee in accordance with or pursuant to any provision of this Agreement or any Security Document, except any such expense, disbursement or advance as may be attributable solely to its gross negligence or willful misconduct.

        All payments in respect of the above obligations will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or other governmental charges of whatever nature, including penalties, interest and any other liabilities related thereto ("Taxes") imposed or levied by or on behalf of any relevant jurisdiction or any political subdivision or authority thereof or therein having power to tax, unless the Company or relevant Guarantor is compelled by law to deduct or withhold such Taxes. In such event, the Company and/or Guarantor will pay such additional amounts ("Additional Amounts") as may be necessary to ensure that the net amounts received by the Security Trustee after such withholding or deduction will equal the respective amounts that would have been receivable in the absence of such withholding or deduction.

4.11 Money Held in Trust

        Money received by the Security Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Security Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company and the Trustee in writing.

4.12 Holders May Act

        Whenever any right or remedy or action hereunder may be exercised or taken, or any notice, request, order, direction, instruction, consent, waiver, certification or expression of opinion may be made or given, by the Trustee hereunder, the same may be taken, made or given by all of the Holders (acting together) or by the Holders of a majority in aggregate principal amount of the Outstanding Notes pursuant (and subject) to Section 512 of the Indenture in lieu of the Trustee and with the same effect as if taken, made or given by the Trustee. Directions given to the Security Trustee by all of the Holders or the Holders acting in reliance on Section 512 of the Indenture shall be binding on each of the Holders.

4.13 Limitation of Liability of Guarantors

        Any term or provision of this Agreement to the contrary notwithstanding, the maximum aggregate amount of the obligations guaranteed by any Guarantor under Sections 3.4 and 4.10 of this Agreement shall not exceed the maximum amount that can be hereby guaranteed without rendering the Guarantee of such Guarantor hereunder voidable under applicable law, including stipulations in applicable companies laws regarding prohibited financial assistance in the form of providing security or guarantees for the obligations of a third party and laws relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

ARTICLE V
GENERAL PROVISIONS

5.1   Consents, Amendments, Waivers

        No amendment or waiver of any other provision of this Agreement shall be effective unless the same shall be in writing and signed by the Trustee and the Security Trustee; provided that no amendment of Sections 3.4 or 4.10 hereof shall be effective as against the Company and the Guarantors unless the same shall be in writing and signed by the Company and the Guarantors.

5.2.  Applicable Law; Submission to Jurisdiction

        This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without regard to the principles thereof regarding conflicts of laws).

        Each of the parties hereto submits to the jurisdiction of any federal or state court in the Borough of Manhattan, The City of New York and waives, to the extent possible, any objection which it may now or hereafter have to the laying of venue of any such proceeding or any claim of inconvenient forum in any suit or proceeding arising out of or relating to this Agreement.

5.3.  Parties in Interest

        All terms of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

5.4.  Counterparts

        This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which, when so executed and delivered, shall be an original, but all of which together shall constitute but one and the same instrument. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

5.5.  Headings

        The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part hereof.

5.6.  Notices

        All notices and communications provided for hereunder shall be in writing and in English and sent (a) by facsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

          (i)    if to the Trustee, to Deutsche Bank Trust Company Americas, 60 Wall Street New York, NY 10005, United States of America (fax: +1 212 797 8614) or at such other address as the Trustee shall have specified to the Security Trustee and the Company (on behalf of itself and the Guarantors) in writing,

          (ii)   if to the Security Trustee, to Deutsche Trustee Company Limited, Winchester House, 1 Great Winchester Street, London EC2N 2DB, United Kingdom, Attention: The Managing Director (fax: +44 20 7547 6149) or at such other address as the Security Trustee shall have specified to the Trustee and the Company (on behalf of itself and the Guarantors) in writing or

          (iii)  if to the Company or any Guarantor, to Concordia Bus Nordic AB, Solna Strandväg 78, SE-171 54 Solna, Sweden (fax: + 47 67 83 29 30) or at such other address such Obligor shall have specified to the Trustee and the Security Trustee in writing.

        Notices under this Section 5.6 will be deemed given only when actually received.

        [Remainder of Page Intentionally Blank]

        IN WITNESS WHEREOF, intending to be legally bound hereby, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date first written above.

DEUTSCHE TRUSTEE COMPANY LIMITED, as Security Trustee
By:
Name:
Title:
By:
Name:
Title
DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee
By:
Name:
Title:
By:
Name:
Title

CONCORDIA BUS NORDIC AB, as the Company
By:
Name:
Title:
The initial Guarantors:
CONCORDIA BUS NORDIC HOLDING AB
By:
Name:
Title
SWEBUS AB
By:
Name:
Title:
SWEBUS BUSCO AB
By:
Name:
Title:
SWEBUS EXPRESS BUS AB
By:
Name:
Title:

INTERBUS AB
By:
Name:
Title:
INGENIØR M.O. SCHØYENS BILCENTRALER AS
By:
Name:
Title:
CONCORDIA BUS FINLAND OY AB
By:
Name:
Title:
SWEBUS FASTIGHETER AB
By:
Name:
Title:
ALPUS AB
By:
Name:
Title:

ENKÖPING-BÅLSTA FASTIGHETSBOLAG AB
By:
Name:
Title:
MALMFÄLTENS OMNIBUS AB
By:
Name:
Title:

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  Exhibit 10.2